CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-252547 on Form S-6 of our report dated February 18, 2021, relating to the financial statement of The First Trust(R) Combined Series 608, comprising Investment Grade Multi-Asset Income Portfolio, Long Term, Series 33, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 18, 2021